UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

 ______________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

RED MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54444	27-1739487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 900
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 871-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01 Completion of Acquisition or Disposition of Assets

On January 28, 2013, pursuant to privately negotiated transactions, Red Mountain Resources, Inc. (the “Company”) acquired 5,091,210 shares of common stock of Cross Border Resources, Inc. (“Cross Border”) from a limited number of stockholders of Cross Border in exchange for the issuance of 10,182,420 shares of the Company’s common stock, bringing the Company’s total ownership to approximately 77.9% of the outstanding Cross Border common stock.

Cross Border is an oil and gas exploration company which owns mineral and lease acres in New Mexico and Texas. As of September 30, 2012, Cross Border had approximately 866,000 gross (294,000 net) acres, of which 25,000 net acres were located in the Permian Basin.

The acquisition of Cross Border did not exceed the 50% significance level in applying the significance tests under Rule 3-05 of Regulation S-X. The Company will consolidate the financial results of Cross Border effective January 28, 2013.

Item 3.02 Unregistered Sales of Equity Securities

On January 22, 2013, the Company entered into a stock purchase agreement with a stockholder of Cross Border pursuant to which the stockholder agreed to sell 53,341 shares of Cross Border common stock in exchange for the issuance of 106,682 shares of the Company’s common stock.

The closing of the stock purchase agreement occurred on January 28, 2013. The offer and sale of the Company’s common stock pursuant to the stock purchase agreement was made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The offer and sale of the Company’s common stock was conducted without general solicitation or general advertising, the purchaser represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and the purchaser represented that the common stock was acquired for its own account and was not intended to be sold or disposed of in violation of securities laws. The common stock issued to the purchaser also contained appropriate restricted stock legends.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

In accordance with paragraph 9.01(a)(4) of the Instructions to Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required in Item 9.01(a) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the acquisition of Cross Border.

(b)	Pro Forma Financial Information.

In accordance with paragraph 9.01(b)(2) of the Instructions to Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the acquisition of Cross Border.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 1, 2013

RED MOUNTAIN RESOURCES, INC.
		By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer